                                  Exhibit 10.17

                                   DENVER WEST

                              OFFICE BUILDING LEASE

                                      INDEX

 1.   PREMISES                                                             PAGE
       1. 1   Description                                                      3
       1. 2   Work of Improvement                                              3
       1. 3   Net Rentable Area                                                3

2.    TERM

       2. 1   Term                                                             3
       2. 2   Delay in Commencement                                            3
       2. 3   Acknowledgement of Commencement Date                             3

 3.   RENT                                                                     4

 4.   SECURITY DEPOSIT                                                       4-5

 5.   TAX AND BUILDING OPERATING COST INCREASES

       5. 1   Definitions                                                      5
              a.   Base Year                                                   5
              b.   Building Operating Costs                                    5
       5. 2   Tenant's Share                                                   5
       5. 3   Base Year Operating Costs                                        6
       5. 4   New Taxes                                                        6

 6.   USE

       6. 1   Use                                                              7
       6. 2   Suitability                                                      7
       6. 3   Uses Prohibited                                                7-8

 7.   SERVICE AND UTILITIES

       7. 1   Landlord's Obligations                                           8
       7. 2   Tenant's Obligations                                             8
       7. 3   Tenant's Additional Requirement                                  8
       7. 4   Non-Liability                                                  8-9

 8.   MAINTENANCE & REPAIR: ALTERATIONS & ADDITIONS

       8. 1   Maintenance and Repairs                                          9
              a.   Landlord's Obligations                                      9
              b.   Tenant's Obligations                                        9
              c.   Compliance with Law                                        10
       8. 2   Alterations and Additions                                       10

 9.   ENTRY BY LANDLORD                                                       11

10.   LIENS                                                                   11

11.   INDEMNITY                                                               11

      11. 1   Indemnity                                                    11-12
      11. 2   Exemption of Landlord                                           12

12.   INSURANCE

      12. 1   Coverage                                                        12
      12. 2   Insurance Policies                                           12-13
      12. 3   Waiver of Subrogation                                           13
      12. 4   With Landlord's Consent                                         13


                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -1-                     TENANT __________

13.   DAMAGE OR DESTRUCTION

      13. 1   Partial Damage - Insured                                        13
      13. 2   Partial Damage - Uninsured                                   13-14
      13. 3   Total Destruction                                               14
      13. 4   Damage Near End of Term                                         14
      13. 5   Landlord's Obligations                                          14

14.   CONDEMNATION                                                         14-15

15.   ASSIGNMENT AND SUBLETTING

      15. 1   Landlord's Consent Required                                     15
      15. 2   Reasonable Consent                                           15-16
      15. 3   No Release of Tenant                                            16
      15. 4   Attorney's Fees                                                 16

16.   SUBORDINATION

      16. 1   Subordination                                                16-17
      16. 2   Subordination Agreements                                        17
      16. 3   Quiet Enjoyment                                                 17
      16. 4   Attornment                                                      17

17.   DEFAULT: REMEDIES

      17. 1   Default                                                         17
      17. 2   Remedies                                                        18
      17. 3   Late Charges                                                 18-19
      17. 4   Default by Landlord                                             19

18.   RELOCATION OF PREMISES

      18. 1   Conditions                                                      19
      18. 2   Notice                                                          19
      18. 3   Rejection by Tenant of Relocation                            19-20

19.   MISCELLANEOUS

      19. 1   Estoppel Certificate                                            20
      19. 2   Transfer of Landlord's Interest                                 20
      19. 3   Captions; Attachments; Defined Terms                         20-21
      19. 4   Entire Agreement                                                21
      19. 5   Severability                                                    21
      19. 6   Costs of Suit                                                   21
      19. 7   Time; Joint and Several Liability                               21
      19. 8   Binding Effect; Choice of Law                                   21
      19. 9   Waiver                                                       21-22
      19.10   Surrender of Premises                                           22
      19.11   Holding Over                                                    22
      19.12   Signs                                                           22
      19.13   Reasonable Consent                                              22
      19.14   Rules and Regulations                                           22
      19.15   Injury/Illness                                                  22
      19.16   Notices                                                         23
      19.17   Corporate Authority                                             23
      19.18   ADA Compliance                                               23-24

20.   FINANCIAL STATEMENTS                                                    24

      Signature Page                                                          24

EXHIBIT "A" - Floor Plate of Leased Premises                                  25
EXHIBIT "B" - Tenant Finish Schedule                                          26
EXHIBIT "C" - Rules & Regulations                                          27-31
EXHIBIT "D" - Planned Development Zoning Restrictions                         32
EXHIBIT "E" - Base Year Building Operating Costs                              33

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -2-                     TENANT __________

                                   DENVER WEST

                              OFFICE BUILDING LEASE


              THIS LEASE is entered into effective the 1st day of January, 1996, by and between DENVER WEST OFFICE BUILDING NO. 21 VENTURE (hereinafter "Landlord") and BIOFACTORS, INC., A DELAWARE CORPORATION (hereinafter "Tenant").

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements.

1.            PREMISES

               1. 1 DESCRIPTION. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises (hereinafter "Premises") crosshatched on Exhibit A containing approximately 3,257 square feet of net rentable area on the 2nd floor of that certain office building known as Denver West Office Building No. 21, and more particularly described as Suite 265, 1746 Cole Boulevard, Golden, Colorado 80401, said office building hereinafter referred to as "Building."

               1. 2 WORK OF IMPROVEMENT. The obligations of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Premises for occupancy are set forth in detail in Exhibits A and B attached hereto and incorporated herein by reference. Landlord and Tenant shall expend all funds and do all acts required of them in Exhibit B and Landlord shall have the work performed promptly and diligently in a good and workmanlike manner. Landlord shall coordinate such construction with Contractor and Tenant, upon occupancy and acceptance of such improvements, and upon receipt of an invoice for such work, Tenant will pay Tenant costs as itemized in Exhibit B.

               1.3 NET RENTABLE AREA: The rentable area is computed by measuring to the inside glass line of permanent outer Building walls to the corridor side of public corridors and/or other permanent partitions and to the center of partitions which separate the adjoining rentable areas, with no deductions for columns and projections necessary to the Building structure. In Buildings so equipped, balconies and/or private patios are included in the Net Rentable
Area. In multi-tenant Buildings, common corridors and toilets, air conditioning rooms, fan rooms, janitorial closets, electrical and telephone closets and any other areas within and exclusively serving that Building are considered common area and for purposes of this Section shall be allocated pro rata to the Tenants of the Building.

2.            TERM

              2. 1 TERM. The Term of this Lease shall commence January 1, 1996 and end December 31, 1998 unless sooner terminated pursuant to this Lease.

              2. 2 DELAY IN COMMENCEMENT. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the commencement date set forth in Section 2.1, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Tenant; provided

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -3-                     TENANT __________
that if the delay of possession exceeds sixty (60) days, then the expiration date of the term of the Lease shall be extended by the period of time computed from the scheduled commencement date to the date possession is tendered. In the event Landlord shall not have delivered possession of the Premises within six
(6) months from the scheduled commencement date, then Tenant at its option, to be exercised within thirty (30) days after the end of said six (6) months period, may terminate this Lease and upon Landlord's return of any monies previously deposited by Tenant, the parties shall have no further rights or liabilities toward each other.

              2. 3 ACKNOWLEDGEMENT OF COMMENCEMENT DATE. In the event the commencement date of the term of the Lease is other than as provided in Section 2.1, then Landlord and Tenant shall execute a written acknowledgement of the date of commencement and shall attach it to the Lease as an amendment to the Lease.

3.            RENT

              Rent shall be calculated on a basis of $9.24 per square foot per year base rent plus $5.76 per square foot per year estimated Building Operating Costs for the Base Year.

Tenant shall pay to Landlord as rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Four Thousand Seventy One and 25/100 Dollars ($4,071.25). If the commencement date is not the first day of the month, or if the Lease termination date is not the last day of the month, a pro rata monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates.

Tenant shall pay to Landlord the above amount, including in the case of Building Operating Costs, Landlord's reasonable estimate of Tenant's Share of Building Operating Costs, as rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States. Landlord's estimate of Tenant's Share of the Building Operating Costs shall be provided to Tenant in writing prior to the period for which each such estimate is applicable. Each such estimate shall continue to be used for the purpose of computing the month's rent amount until Landlord provides Tenant with a new estimate. If the commencement date is not the first day of the month, or if the lease termination date is not the last day of the month, a pro rata monthly installment shall be payable at the then current rate for the fractional month during which the lease commences and/or terminates.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Four Thousand Seventy One and 25/100 Dollars ($4,071.25), as rent for the period from January 1, 1996 through January 31, 1996.


                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -4-                     TENANT __________

5.            TAX AND BUILDING OPERATING COST INCREASES

               5. 1 DEFINITIONS. For purposes of this Section, the following terms are herein defined:

               a. Base Year: Calendar Year, 1996. See Exhibit E.

               b. Building Operating Costs: All costs and expenses of ownership, operation and maintenance of the Building (excluding depreciation on the Building, all amounts paid on loans of Landlord, and expenses capitalized for federal income tax purposes) including by way of illustration but not limited to: real and personal property taxes and assessments and any tax in addition to or in lieu thereof, other than taxes covered by Section 5.4, whether assessed against Landlord or Tenant or collected by Landlord or both; utilities; supplies; insurance; license; permit and inspection fees; cost of services of independent contractors; property management fees; cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Building, its equipment and the walks, malls and landscaped areas; a pro rata share of the maintenance and operating expense related to common: greenbelt areas, kitchen and conference areas, health and recreation facilities, telecommunication services, postal facilities, etc., of the Denver West Office Park; also including janitorial, trash removal, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signage and advertising (but excluding persons performing services not uniformly available to or performed for substantially all Building tenants), reserves for replacement, and rental expenses or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. Landlord shall use its best efforts to minimize any increase in Building Operating Costs, consistent, however, with operation of the Building as a first-class office building.

               5. 2 TENANT'S SHARE. Tenant's Share of the Building Operating Costs shall be calculated in two parts: the first part shall be a calculation based upon those Operating Costs attributable to leased space within the Building; and the second part shall be a calculation based upon those Operating Costs attributable to the Building as a whole, regardless of occupancy. The first calculation shall be the ratio of the Net Rentable Area of the Premises, leased or occupied, whichever is greater, to the total occupied Net Rentable Area of the Building multiplied by the operating costs attributable to the occupied Net Rentable Area of
                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -5-                     TENANT __________
the Building. Operating Costs attributable to leased space may include, by way of illustration, but not limited to: Management Fees, Janitorial Contracts, other Janitorial, Water and Sewer, Trash Removal and Janitorial Supplies.

The second calculation shall be the ratio of the Net Rentable Area of the Premises to the total available Net Rentable Area of the Building, regardless of occupancy multiplied by the operating costs attributable to the total available Net Rentable Area of the Building. Operating Costs attributable to the total available Net Rentable Area of the Building may include, by way of illustration, but are not limited to: Property Taxes, Gas, Electricity, Common Area Maintenance, Plumbing, Security Service, Landscape Maintenance, Reserve for Replacement, Insurance, Electrical Repairs, Snow Removal, Parking Lot and Sidewalks Maintenance, Elevator Maintenance, Pest Control Licenses and Fees, Equipment Leases, Roof and Gutter Repairs, Painting and Staining, Door and Lock Repairs, and all or a portion of Mechanical Repairs, and General Repairs.

               5.3 BASE YEAR BUILDING OPERATING COSTS. Within one hundred twenty
(120) days after the end of the Base Year, Landlord shall use its best efforts to furnish to Tenant a written statement showing, in reasonable detail, actual Building Operating Costs for the Base Year and setting forth Tenant's pro rata share thereof. If Tenant's share of actual Building Operating Costs for Base Year exceeds the estimate of Tenant's share which was used to determine the Base Year rent as described in Exhibit E, Tenant shall pay such difference, if any, to Landlord within thirty (30) days after receipt of statement.

If Tenant desires at its own expense to audit the statement of such actual building operating costs and supporting records and data, Tenant shall cause such audit to commence within thirty (30) days following delivery of such statement to Tenant and to be completed within thirty (30) days thereafter. If Tenant does not so audit, then such statement shall be deemed to be conclusively accepted by Tenant and Tenant shall have no right thereafter to question or examine the same.

Subsequent Year Building Operating Costs. Within one hundred twenty (120) days after the end of each calendar year following the Base Year, Landlord shall use its best efforts to furnish Tenant a written statement showing, in reasonable detail, actual Building Operating Costs for the calendar year just ended and setting forth Tenant's pro rata share thereof and setting forth Tenant's additional estimated rent obligation therefor for the current calendar year. (It is understood that the determination of this estimated obligation will be made by Landlord based on the Building Operating Costs for the calendar year just ended). If Tenant's share of Building Operating Costs for the calendar year just ended exceeds the estimate of Tenant's share which was used to determine that year's rent, Tenant shall pay such difference to Landlord within thirty (30) days after receipt of statement. If Tenant's share of Building Operating Costs for the calendar year just ended is less than the estimate of Tenant's share which was used to determine that years rent, Landlord shall pay such difference to Tenant within thirty (30) days after receipt of statement.

If Tenant desires at its own expense to audit the statement of such actual building operating costs and supporting records and data, Tenant shall cause such audit to commence within thirty (30) days following delivery of such statement to Tenant and to be completed within thirty (30) days thereafter. If Tenant does not so audit, then such statement shall be deemed to be conclusively accepted by Tenant and Tenant shall have no right thereafter to question or examine the same.




                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                       -6-                     TENANT __________

               5. 4 NEW TAXES. In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse to Landlord, within thirty (30) days of receipt of a demand therefor, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the area of the Premises or on the rent payable hereunder, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, City or Federal Government with respect to the receipt of such rent;
or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon or measured by the value of Tenant's personal property equipment or fixtures located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located on the Premises. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed or any changed value resulting from protests of the tax shall be conclusive.
Tenant shall comply with provisions of any law, ordinance or rule of the taxing authorities which require Tenant to file a report of Tenant's property located on the Premises.

               5.5 EXCLUSIONS FROM OPERATING EXPENSES. The following items are excluded from Building operating expenses:

               1) Repairs or other work occasioned by (I) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in basic costs), or (II) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord);

               2) Leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants;

               3) Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants;

               4) Landlord's costs of electricity and other services sold or provided to tenants in the building and for which Landlord is entitled to be reimbursed by such tenants as separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant;

               5) Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the property, building and/or premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence, and experience;

               6) All items (including repairs) and services requested by tenant or other tenants for which tenant or other tenants pay directly to third parties or for which tenant or other tenants reimburse Landlord;

               7) Advertising and promotional expenditures;


                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -7-                      TENANT __________

               8) Costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the building or property, including brokerage commissions, attorney's and accountant's fees, closing costs, title insurance premiums, transfer taxes and interest charges;

               9) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless such failure is due to Landlord's good faith and reasonable efforts in contesting the amount of such payments;

               10) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Landlord's general corporate overhead and general administrative expenses;

               11) Any penalties or liquidated damages that Landlord pays to Tenant under this lease or to any other tenants in the development under their respective leases;

               12) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce building rules and regulations).

6.             USE

               6. 1 USE. The Premises shall be used and occupied by Tenant for general office, non-laboratory research and storage purposes and for no other purpose without the prior written consent of Landlord.

               6. 2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition unless within thirty (30) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises or the Building were not in satisfactory condition, in which event Landlord shall promptly remedy such defects.

              6. 3 USES PROHIBITED.

               (a) Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Tenant shall pay an increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

               (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -8-                      TENANT __________
or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

               (c) Tenant shall not knowingly use the Premises or knowingly permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may be in force hereafter and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related or afforded by Tenant's improvements or acts. The final judgment of any court of competent jurisdiction or the admission of Tenant, in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinances and governmental rules, regulations or requirements now in force or which may be in force hereafter and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related or afforded by Tenant's improvement or acts, shall be conclusive of the fact as between Landlord and Tenant.

7.            SERVICE AND UTILITIES

               7. 1 LANDLORD'S OBLIGATIONS. Landlord agrees to furnish (subject to Section 5 of the Lease) to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord and subject to the Rules and Regulations of the Building, water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises, scavenger, janitorial and window washing service and elevator service. Such utilities and elevator service shall be available on a 24 hour, 7 day basis upon Tenant's request if Tenant shall pay to Landlord the extra costs of providing such services. Landlord shall also maintain and keep lighted the common stairs, entries and toilet rooms in the Building.

               7. 2 TENANT'S OBLIGATIONS. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.

               7.3 TENANT'S ADDITIONAL REQUIREMENT.

               (a) Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but without limitation thereto, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device, for the purpose of using electric current or water.

               (b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may
                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -9-                      TENANT __________
refuse and Landlord may cause a water meter or electric current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such other use. The cost of such meters and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the supplier of that service, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

               (c) Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

               7. 4 NON-LIABILITY. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, unless due to the negligent or intentional acts or omission to act of Landlord, his agents, employees or invitees.

8.            MAINTENANCE AND REPAIRS

               8. 1 MAINTENANCE AND REPAIRS

               (a) Landlord's Obligations. Landlord shall maintain in good order, condition and repair the Building and all portions of the Premises not the obligation of Tenant or any other Tenant in the Building.

               (b) Tenant's Obligation.

                       (i) Tenant at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Section 7 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, all plumbing pipes, electrical wiring, switches, fixtures and special items in excess of Building standard furnishings, and equipment installed by or at the expense of Tenant.

                       (ii) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Premises and the Building any signs, notices and displays placed by Tenant, and all articles of personal property, all business and trade fixtures, machinery, equipment, furniture and movable partitions owned by Tenant and installed by Tenant at its expense.

                       (iii) Tenant agrees to repair any damage to the Premises or the Building caused by or in connection with the removal (whether or not such removal is requested by Landlord) of any articles of personal property, business or trade fixtures, machinery, equipment, furniture, movable partitions, alterations, improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where
                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -10-                     TENANT __________
required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify the Landlord against any loss or liability resulting from failure or delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such failure or delay.

                       (iv) In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant written notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at eighteen percent (18%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

               (c) Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

              8. 2 ALTERATIONS AND ADDITIONS

               (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof other than as specified in this Lease, without obtaining the prior written consent of Landlord. Such consent shall not be unreasonably withheld, but will be contingent upon submission to and approval by Landlord of plans and specifications and contractor. If Tenant makes any alterations, additions or modifications, then Landlord at its option and in its sole discretion may accept and retain all or any part of those alterations, additions or modifications or require Tenant to remove the same in whole or in part and to repair or restore at Tenant's expense the Premises to the same condition as they were in at the time they were accepted by Tenant. Landlord's decision regarding acceptance or restoration shall be conveyed to Tenant in writing at the time of Tenant's request for alterations, additions or improvements. Tenant hereby expressly waives any argument Tenant may have or make, that Landlord consented to, or waived its right or is estopped by reason of actual or constructive knowledge to object to or challenge, any alteration, addition or modification made without such prior written consent.

               (b) Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, and the times during which it is to be accomplished.

               (c) All alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon and be surrendered with the Premises, unless Landlord elects prior to the termination or earlier expiration of this Lease to require Tenant to restore the Premises pursuant to Paragraph 8.2(a) above or to remove promptly upon the termination or earlier expiration of this Lease all or certain specified alterations, additions or improvements made to the Premises, and to repair any damage to the Premises from such removal. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -11-                     TENANT __________

Premises, including without limitation any claims made by any succeeding tenant founded on such delay above.

               (d) All articles of personal property and all business and trade fixtures, all movable machinery, equipment, furniture and partitions (excluding items affixed to walls, ceilings, or floors) owned by Tenant and installed by Tenant at its expense in the Premises shall be and remain the property of Tenant, and must be removed by Tenant at Tenant's expense upon the termination or earlier expiration of this Lease. Tenant shall reimburse Landlord upon demand for the cost of any loss, liability or damage caused by or resulting from such removal or from failure to so remove.

9.            ENTRY BY LANDLORD

              Landlord reserves and shall at reasonable times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises and any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

10.           LIENS

              Tenant shall keep the Premises and any Building of which the Premises are a part free from any bona fide and valid liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the notice of any such lien, cause such lien to be released of record by payment or posting of proper bond, Landlord shall


                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -12-                     TENANT __________
have, in addition to all other remedies provided herein and by law, the right, but no obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney's fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate of eighteen percent (18%) per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises. Tenant shall have at all times the right to contest any lien or encumbrance arising out of work performed or materials furnished by or at the direction of Tenant.

11.           INDEMNITY

              11. 1 INDEMNITY. Landlord and Tenant shall indemnify and hold each other harmless from and defend each other against any and all claims of liability for any injury or damage to any person or property whatsoever; (1) occurring in, on or about the Premises or any part thereof; and (2) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," rest rooms, elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in conjunction with other Tenants of the Building, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, employees or invitees. Landlord and Tenant shall further indemnify and hold each other harmless from and against any and all claims arising from any breach or default in the performance of any obligation on the other's part to be performed under the terms of this Lease, or arising from any act or negligence of the other, or any of its agents, contractors, employees and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord or Tenant by reason of any such claim, Landlord or Tenant, upon notice from the other shall defend the same at its own expense by counsel reasonably satisfactory to the other, provided, however, that Landlord or Tenant shall not be liable for damage or injury occasioned by the negligence or intentional acts of the other and its designated invitees, agents or employees unless covered by insurance Landlord or Tenant is required to provide.

Tenant, as a material part of the consideration of Landlord, hereby assumes all risk of damage to Tenant's property or injury to persons in, upon or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except where such damage or injury is due to the negligence of Landlord, his agents, employees or invitees.

              11. 2 EXEMPTION OF LANDLORD. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, destruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the damage be injury from conditions arising upon the Premises or upon other portions of the

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -13-                     TENANT __________

Building of which the Premises are a part, or from other sources, except where such injury or damage is due to the negligent or intentional acts, or omission to act, of Landlord, his agents, contractors, employees or invitees. Landlord shall not be liable for any damages arising from acts of neglect of any other Tenant of the Building.

12.           INSURANCE

              12. 1 COVERAGE. Tenant shall, at all times during the term of this Lease, and as its own cost and expense procure and continue in force the following insurance coverage:

              (a) Bodily Injury and Property Damage Liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000.

              (b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Tenant.

              12. 2 INSURANCE POLICIES. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than a Class A+ in "Best's Key Rating Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modifications or cancellation except after thirty (30) days prior notice in writing to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premium together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

              12. 3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against in any fire and extended coverage insurance policy which either party may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

              12. 4 With Landlord's consent, the Tenant may elect to be a self insurer of the losses mentioned in this section and in such event hereby waives any claim against Landlord for any damage or casualty normally covered by such fire and extended coverage insurance.

13.           DAMAGE OR DESTRUCTION

              13. 1 PARTIAL DAMAGE - INSURED. In the event the Premises or the Building are damaged by any casualty which is covered under fire and extended coverage insurance carried by Landlord, then

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -14-                     TENANT __________

Landlord shall restore such damage provided insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration and provided such restoration can be completed within sixty (60) days after the commencement of the work in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of rent while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant's business in the Premises.

              13. 2 PARTIAL DAMAGE - UNINSURED. In the event the Premises or the Building are damaged by a risk not covered by Landlord's insurance or the proceeds of available insurance are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be accomplished within sixty (60) days after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to
(1) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately abated as hereinabove provided, or
(2) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the rent, reduced by any proportionate reduction based upon the extent, if any, to which said damage interfered with the use and occupancy of Tenant, shall be paid to the date of such termination. Landlord agrees to refund to the Tenant any rent theretofore paid in advance for any period of time subsequent to such date.

              13. 3 TOTAL DESTRUCTION. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective thirty (30) days after the date of the damage.

              13. 4 DAMAGE NEAR END OF THE TERM. Notwithstanding anything to the contrary contained in this Section 13, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 13 occurs during the last two (2) months of the term of this Lease or any extension thereof.

              13. 5 LANDLORD'S OBLIGATIONS. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelling, decorations, partitions, railings, floor covering, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein.

14.           CONDEMNATION

              If all or any part of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, either party
                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -15-                     TENANT __________
hereto shall have the right at its option exercisable within thirty (30) days of receipt of notice of such taking to terminate this Lease as of the date possession is taken by the condemning authority, provided, however, that before Tenant may terminate this Lease by reason of taking or appropriation as provided hereinabove, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated Landlord shall have the right at its option to terminate the Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant's business and/or for Tenant's unamortized cost of leasehold improvements and any sums prepaid by Tenant. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in the proportion which the part of the Premises so made unusable bears to rented area of the Premises immediately prior to the taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate the Lease or give Tenant any right to any abatement of rent thereunder; any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

15.           ASSIGNMENT AND SUBLETTING

              15. 1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part hereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

              15. 2 REASONABLE CONSENT. If Tenant complies with the following conditions, and the proposed subtenant meets the normal leasing criteria of Landlord, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed subtenant or assignee; and (b) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; (c) a written attornment agreement satisfactory to Landlord from the proposed subtenant or assignee. Nothing herein shall prevent the Tenant from assigning the Lease to a parent, subsidiary or affiliated corporation meeting Landlord's normal leasing criteria, from adding, subtracting or changing partners or from incorporating. Notwithstanding that Tenant has complied with the foregoing conditions, that the proposed assignee, transferee or sublessee meets the normal leasing criteria of Landlord, and that Landlord has no reasonable objections to the material or information submitted by Tenant, Landlord may at anytime within thirty (30) days after receipt of Tenant's request for Landlord's consent to a proposed assignment, transfer or subletting, elect in writing to terminate this Lease as respects the part of the Premises covered by the proposed assignment, transfer or subletting; provided however, that this obligation of Tenant and right reserved to Landlord shall not apply to a subletting by Tenant to a parent, subsidiary or affiliated corporation meeting Landlord's normal leasing criteria; and further provided that if Tenant elects to lease additional space in the Building of which the Premises are a part, but Tenant does not need

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -16-                     TENANT __________
the entire amount of such additional space at the time of such election and wishes to sublet some or all of such additional space until Tenant does have a need for all of such additional space, Landlord agrees to waive the preceding right to terminate with respect to such subletting on the condition that Landlord, or a party designated by Landlord, is engaged by Tenant to handle such subletting, and on the further condition that Tenant shall pay to Landlord as additional rent under this Lease, that amount of rent and other considerations received by Tenant in excess of the reasonable costs and expenses of such subletting which costs and expenses shall include any commissions or fees charged by Landlord or the party designated by Landlord, to handle such subletting, any costs of installation, remodeling or removal of tenant finish improvements, the rent owed to Landlord on such space and any related and reasonable subletting expenses incurred and paid by Tenant such as attorneys fees and brokerage commissions. If no such sublease is available, or if the rental and other considerations received by Tenant are less than the total of such costs and expenses, Tenant shall be solely responsible for such deficiency and shall continue to be responsible to pay the Landlord the rent on such space. In connection with the handling of such subletting by Landlord, or the party designated by Landlord, the commissions or fees charged for such service shall not exceed the rate or fees then being charged for such services to other property owners in the Denver West Office Park and this subletting shall be pursued with reasonable diligence and shall be given an equal priority to other subleasing of comparable space in the Denver West Office Park then being handled by Landlord or the party designated the Landlord. The term of such sublease shall be for a period equal to the time Tenant is unable to fully utilize such space but for a sublease term of a minimum of twelve months. If Tenant wishes a sublease to be with a particular party, Tenant may propose such sublessee to Landlord, or the party designated by Landlord, and if the proposed sublessee meets such reasonable subleasing requirements as Landlord then requires of sublessees or subtenants in the Denver West Office Park, the sublease shall be entered into with the proposed sublessee.

              15. 3 NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

              15. 4 ATTORNEY'S FEES. In the event Landlord shall consent to a sublease or assignment under this Section 15, Tenant shall pay Landlord's reasonable attorney's fees not to exceed Five Hundred Dollars ($500.00) incurred in connection with giving such consent.

16.           SUBORDINATION

              16. 1 SUBORDINATION. This Lease at Landlord's option shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Premises or land upon which the Premises are situated or both, and to the lien of any first mortgages or first deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against Landlord's interest or estate therein, or

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -17-                     TENANT __________
on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If the holder of any mortgage, trust or ground lease shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of the recording thereof, provided that Tenant's right under this Lease shall remain in effect so long as Tenant is not in default.

              16. 2 SUBORDINATION AGREEMENTS. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby appoints Landlord as Tenant's attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

              16. 3 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease, performing its covenants and conditions under the Lease and upon Tenant recognizing any future purchaser as Landlord pursuant hereto, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease.

              16. 4 ATTORNMENT. In the event any proceedings are brought for default under ground or any underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

17.           DEFAULT: REMEDIES

              17. 1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

              (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) business days after written notice by Landlord to Tenant);

              (b) The abandonment of the Premises by Tenant;

              (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed by Tenant, where such failure continues for ten
(10) days after written notice thereof, by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said ten (10) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

              (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy [unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days]; the appointment of a trustee or receiver to take possession of substantially

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                      -18-                     TENANT __________
all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

              17.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

              (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

              (b) Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default; including without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations of this Lease including, but not limited to, rent and other monetary charges as they become due, attorney's fees, costs to re-let and remodel the Premises, costs of regaining possession, real estate brokers' commissions and interest on all such sums accruing at a maximum lawful rate from the date of default until paid in full or which in the ordinary course of events would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. As used in (i) above, the "worth at the time of award" is computed by allowing interest at the rate of prime rate plus three percent (3%) from the date of default. As used in (ii) and
(iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent" as used in this section 17, shall be deemed to be and to mean the rent to be paid pursuant to

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -19-                       TENANT___________

Section 3 and all other monetary sums required to be paid by Tenant pursuant to the terms of the Lease.

              17. 3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three and three quarters percent (3.75%) of such overdue amount each and every month (or any portion thereof) until said late payment is paid in full. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

              17. 4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

18.           RELOCATION OF PREMISES

              18. 1 CONDITIONS. For the purpose of maintaining an economical and proper distribution of Tenants throughout the buildings acceptable to Landlord, Landlord shall have the right from time to time during the term of this Lease to relocate the Premises on the following terms and conditions:

              (a) The rented and usable areas of the new location in the building are of equal size to the existing location (subject to a variation of up to ten percent (10%) provided the amount of rent payable under this Lease is not increased;

              (b) If the then prevailing rental rate for the new location is less than the amount being paid for the existing location, the rent shall be reduced to equal the then prevailing rent for the new location;

              (c) Landlord shall pay the cost of providing tenant improvements in the new location comparable to the tenant improvements in the existing location;

              (d) Landlord shall pay the expenses reasonably incurred by Tenant in connection with such substitution of Premises, including but not limited to costs of moving, building signage, telephone relocation and reasonable quantities of new stationery.

              18. 2 NOTICE. Landlord shall deliver to Tenant written notice of Landlord's election to relocate the Premises, specifying the new location and the amount of rent payable therefor at least

                                                                 PLEASE INITIAL
                                                               LANDLORD ________
                                    -20-                       TENANT __________
thirty days (30) prior to the date the relocation is to be effective.

              18.3 REJECTION BY TENANT OF RELOCATION. If the relocation of the Premises is not acceptable to Tenant, Tenant shall so notify Landlord in writing within ten (10) days of Notice. Tenant and Landlord shall each have the right (by delivering written notice to the other) to terminate this Lease effective no later than sixty (60) days after delivery of said written notice.

19.           MISCELLANEOUS

              19. 1 ESTOPPEL CERTIFICATE.

              (a) Both Landlord and Tenant shall at any time, upon not less than ten (10) days prior written notice execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to their knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

              (b) Tenant's or Landlord's failure to deliver such statement within such time shall be conclusive upon such respective parties (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

              (c) If Landlord desires to finance or refinance the Building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and Lender in confidence and shall be used only for the purposes herein set forth.

              19. 2 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises or the Building other than a transfer for security purposes only, Landlord shall be relieved after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorney to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

              19. 3 CAPTIONS: ATTACHMENTS: DEFINED TERMS

              (a) The captions of the paragraphs of the Lease are for convenience only and shall not be deemed to be relevant in resolving any questions of interpretation or construction of any section of this Lease.

              (b) Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

              (c) The words "Landlord" and "Tenant," herein, shall include the plural as well as the singular. Words used in neuter gender
                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -21-                       TENANT __________
include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several; as to a Tenant which consists of a husband and wife, the obligations shall extend individually to their sole and separate property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the land underlying the Building. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successor's and assigns only during their respective periods of ownership.

              19. 4 ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by the Agreement.

              19. 5 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by Law.

              19. 6 COSTS OF SUIT.

              (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

              (b) Should Landlord or Tenant, without fault on the other, be named a defendant in any litigation brought by any third party, Landlord or Tenant covenant to save and hold each other harmless from any judgment rendered against itself, and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord or Tenant in connection with such litigation.

              19. 7 TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this Lease and each and every provision hereof, except as the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

              19. 8 BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

              19. 9 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -22-                       TENANT __________
the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

              19.10 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

              19.11 HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the term hereof, without the expressed written consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, rent and other monetary sums due hereunder shall be equal to one and one half times the highest monthly rate provided for herein and at the time specified in this Lease and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

              19.12 SIGNS.

              (a) Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises, or outside the Premises or any part of the Building any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord.

              (b) Landlord reserves the right in Landlord's sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Tenant such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building. Landlord will be bound by the signage restrictions imposed by Jefferson County, Colorado under the terms of Landlord's "Planned Development Zoning." Such restrictions are attached as Exhibit D.

              19.13 REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said consent is withheld maliciously or in bad faith.

              19.14 RULES AND REGULATIONS. Tenant and Tenant's agents, servants, employees, visitors, and licensees shall observe and comply fully and faithfully with all reasonable and nondiscriminatory rules and regulations adopted by Landlord for the care, protection, cleanliness and operation of the Building and its Tenants including those annexed to this Lease as Exhibit C and any modification or addition thereto adopted by Landlord, provided Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said rules and regulations. All Tenants are also expected to comply with applicable OSHA and EPA regulations.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -23-                       TENANT __________

              19.15 INJURY/ILLNESS. Tenants are required to report any facilities-related injury or illness to the Denver West Property Management office within 24 hours of Tenant's knowledge of the accident or onset of illness.

              19.16 NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered Ninety-six (96) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Lease.

              19.17 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

              19.18 ADA (AMERICANS WITH DISABILITIES ACT) COMPLIANCE. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. 12181 et seq and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord's work (as defined in Section 1.2, WORK OF IMPROVEMENT, and as more particularly described in Exhibit "B" hereto). Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work. Tenant shall indemnify, protect, defend and save Landlord and Landlord's agent harmless with regard to any non-compliance or alleged non-compliance by Tenant with any law, order, ordinance, regulation, permit, license or other governmental matter in any way relating to the conduct of Tenant's business or profession in the Premises. If Landlord or Landlord's Agent is named as a defendant or a responsible party with respect to any alleged violation or non-compliance by Tenant as aforesaid, Landlord or Landlord's Agent, as the case may be, also may require, by notice to Tenant, that the matters or conduct giving rise thereto be discontinued by Tenant unless and until the alleged violation or non-compliance is resolved in Tenant's favor.

20.  FINANCIAL STATEMENTS

              Tenant hereby agrees to deliver to Landlord within ten (10) days of written notice such financial statements of Tenant as may be requested from time to time by Landlord. Such statements shall include at least the Balance Sheet, Income Statement and Statement of Changes in Financial Position for the most current month end, year to date and prior year end certified by an officer of the corporation to be an accurate representation of the financial condition of Tenant.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -24-                       TENANT __________

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:

BIOFACTORS, INC., A DELAWARE CORPORATION

By: /s/ DOUGLAS S. ZORN                                                    Date:
   -------------------------------------
   Douglas S. Zorn
   Vice President/Finance &
   Chief Financial Officer

Witness: /s/ [ILLEGIBLE]
        --------------------------------
1746 Cole Boulevard
Suite 265
Golden, Colorado 80401

LANDLORD:

Denver West Office Building No. 21 Venture

By: Denver West Management, Inc.

By:/s/ GREG C. STEVINSON                                                   Date:
   -------------------------------------
   Greg C. Stevinson, President

1546 Cole Boulevard
Suite 220
Golden, Colorado 80401

This Lease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. The Landlord is not authorized to give legal or tax advice; no representation or recommendation is made by the Landlord or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney with whom you should consult before signing this document.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -25-                       TENANT __________

                                   EXHIBIT "A"

           TO DENVER WEST OFFICE BUILDING LEASE DATED JANUARY 1, 1996

                                     Between

                   DENVER WEST OFFICE BUILDING NO. 21 VENTURE

                                       And

                    BIOFACTORS, INC., A DELAWARE CORPORATION

                         FLOOR PLATE OF LEASED PREMISES

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -26-                       TENANT __________

                                   EXHIBIT "B"

           TO DENVER WEST OFFICE BUILDING LEASE DATED JANUARY 1, 1996

                                     Between

                   DENVER WEST OFFICE BUILDING NO. 21 VENTURE

                                       and

                    BIOFACTORS, INC., A DELAWARE CORPORATION

                             TENANT FINISH SCHEDULE

              The space will be leased on an "As Is" basis.

              Landlord has provided keys, signs and parking for Tenant.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -27-                       TENANT __________

                                   EXHIBIT "C"

                      TO DENVER WEST OFFICE BUILDING LEASE

                              RULES AND REGULATIONS

1. No signs, placard, picture, advertisement, name or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed by a person approved by Landlord. Landlord shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord is to furnish and install a Building standard window drapery at all exterior windows.

2. The directory of the Building will be provided exclusively for the display of the name and location of the Tenant only and Landlord reserves the right to exclude any other names therefrom.

3. The sidewalks, hall, passages, exits, entrances, elevators and stairways shall not be obstructed by bicycles, or other vehicles, of any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, boiler room and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing therein contained shall be construed to prevent such access to persons with whom the tenants normally deal in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building nor into the boiler room.

4. The Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without written consent of the Landlord. If the Landlord shall give its consent, the Tenant shall in each case furnish the Landlord with a key for any such lock. Each Tenant must, upon the termination of Tenancy, return to the Landlord all keys furnished to such Tenant, and in the event of the loss of any keys, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
Tenant shall not duplicate any keys obtained from Landlord.

5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it. All coffee grounds and other similar substances shall be disposed of only in the automatic waste disposals provided in the Building. All coffee pots and other similar equipment and appliances shall be cleaned, washed, filled or emptied only in the stainless steel sinks provided for that purpose and not in the restrooms or any other area.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -28-                       TENANT __________

6. Tenant shall not overload the floor of the Premises, or mark, drive nails, screw or drill into the partitions, woodwork, walls, ceilings, floors or plaster or in any way deface the Premises or any part thereof without the written consent of Landlord and any such damage or injury caused by Tenant, its agents and employees, shall be paid for by Tenant. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct. Under no circumstances shall Tenant penetrate the floor without the prior written consent of Landlord.

7. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss or damage to any such safe or property from any cause and all damage done to the Building by the moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant. There shall not be used, in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

8. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets, rugs or upholstery except normal vacuuming, or moving of furniture and other special services. Janitorial service will not be furnished on nights when rooms are occupied after 7:00 PM. The janitor may at all times keep a pass key and shall be allowed admittance to the leased Premises.

9. Tenant shall not use, keep or permit to be used or kept any noxious gas or similar substances in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals, fish or birds be brought in or kept in or about the Premises of the Building. No Tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or Premises or those having business with them whether by the use of any musical instrument, radio phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -29-                       TENANT __________

10. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. Unless otherwise specifically provided in a lease, no Tenant shall occupy or permit any portion of his Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop. No Tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

11. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

12. Landlord will direct electricians as to where and how telephone and electrical wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

13. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors employees or invitees, the damage shall have been caused. Tenant shall use chair pads in all carpeted areas under moveable chairs. Tenant shall use plastic protection on walls surrounding all copy machines to prevent marring or staining of walls. Such protection shall not be glued, nailed, screwed, etc. to the walls.

14. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord. Tenant shall cause its movers or moving company to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any other part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

15. On Saturdays, Sundays, legal holidays and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The
Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays, legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m., and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its Tenants.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -30-                       TENANT __________

16. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants or the Building or Tenant.

17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

18. The requirements of Tenant will be attended to only upon application at the Office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from the Landlord.

19. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

20. If required by governmental authority to do so, Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building of which the Premises are a part.

21. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

22. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent the same.

23. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

24. Landlord shall furnish heating and air conditioning during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, and 7:00 a.m. to 12:00 noon on Saturday, except for holidays. In the event Tenant requires heating and air conditioning during off hours, Sundays or holidays, Landlord, upon 48-hour advance written notice from Tenant, shall provide such services at a rate to be agreed upon in writing with the Tenant prior to furnishing same. The after-hours rate for HVAC is $25.00 per hour.

25. Tenant shall not permit any contractor or other person making any alterations, additions or installations within the Premises to use the hallways, lobby or corridors as storage or work areas without the prior written consent of Landlord. Tenant shall be liable for the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation of storage of materials or work performed within the Building by or for the Tenant.

26. No window shades, blinds, screens or draperies will be attached or detached by Tenant without Landlord's prior written consent. No obstructions shall be placed, hung, or affixed in front of the windows or doors without prior written consent of Landlord. No awnings shall be permitted on any part of the Premises. Tenant agrees to abide by Landlord's rules with respect

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -31-                       TENANT __________
to maintaining uniform curtains, draperies, and/or linings at all windows and hallways so that the Building will present a uniform exterior appearance. Cleaning of draperies shall be Tenant's responsibility whether such items are furnished by Landlord or Tenant, and Tenant shall insure that such work is accomplished from time to time as is needed to maintain a first-class appearance.

27. Landlord shall at all times have the right, by its officers or agents, to enter the demised Premises to inspect and examine the same.

28. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its Tenants.

29. Should damage to Building plants occur due, in whole or in part, to Tenant, its agents, employees, contractors, invitees, etc. negligence (for example, but not limited to movers keeping the Building entry doors open on cold days), the replacement cost of said plant(s) will be the responsibility of Tenant.

30. All keys must be ordered through Landlord. Keys for any door in the Building or Premises may be duplicated only by Landlord.

31. No smoking is allowed in any public area of the Building pursuant to Jefferson County No Smoking Ord. Chap. 5.43. Smoking is permitted only in areas designated by Landlord.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -32-                       TENANT __________

                                   EXHIBIT "D"

                      TO DENVER WEST OFFICE BUILDING LEASE

                     PLANNED DEVELOPMENT ZONING RESTRICTIONS

1. Direction signs of two square feet or less may be erected as needed.

2. One sign identifying "permitted use" shall be permitted on each activity area.

3. One advertising sign identifying the company, product or service provided shall also be permitted.

4. The total square footage of sign letter space permitted under Paragraphs 2 and 3 above, and any one Activity Area shall not exceed a total of fifty (50) square feet.

5. Maximum height of any attached sign shall not exceed the actual height of the Building. The maximum height of a free standing sign shall not exceed ten feet.

6. Flashing or moving signs are not permitted.

7. All proposed drawings for signs to be erected, including details of design, materials, locations, size, height, color and lighting shall be subject to prior written approval of the Architectural Control Committee.

8. The provisions with respect to signs contained herein shall not apply to signs identifying the Office Park Segment of Denver West, not to temporary signs related to construction, sale, or lease of land or buildings, provided that such temporary signs are approved in writing for a definite time period by the Architectural Control Committee.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -33-                       TENANT __________

                                   EXHIBIT "E"

           TO DENVER WEST OFFICE BUILDING LEASE DATED JANUARY 1, 1996

                                     Between

                   DENVER WEST OFFICE BUILDING NO. 21 VENTURE

                                       And

                    BIOFACTORS, INC., A DELAWARE CORPORATION

                            BASE YEAR OPERATING COSTS

Base Year Building Operating Costs will not be available until the Building has been operated through December 31st of the Base Year. Accordingly, for purposes of Paragraph 5 of this Lease, it is hereby agreed between the parties that the rent has been computed using an estimated expense rate of $5.76 per square foot per year for the Base Year.

Landlord and Tenant agree for purposes of Paragraph 5.2 of this Lease that the Building Net Rentable Area has been estimated at 68,803 square feet. Each year after completion of all Tenant Finish and other modifications within the Building, this figure may be adjusted from time to time based upon the actual Net Rentable Area within the Building as modified.

                                                                  PLEASE INITIAL
                                                               LANDLORD ________
                                    -34-                       TENANT __________